Exhibit 99.1

Hyperliquid Strategies Inc Reports Financial Results
for the Fiscal Year Ended June 30, 2026

New York, New York, August 27, 2026 — Hyperliquid Strategies Inc (NASDAQ: PURR) (“HSI” or the “Company”), the premier digital asset treasury platform focused on the Hyperliquid ecosystem, today reported its financial and operational results for the fiscal year ended June 30, 2026.

"This was the year we built the platform," said David Schamis, CEO of Hyperliquid Strategies Inc. "We more than doubled our HYPE treasury, jointly launched a validator that has quickly become one of the largest on the network and completed the exit from our legacy biotech operations. We finished with a fortress balance sheet — meaningful cash, no debt, and substantially all of our tokens staked and earning. We are building against a protocol that is winning the parts of onchain finance that generate real fees. Perpetuals, stablecoins, real-world assets and soon outcome markets all clear through a single order book and margin engine, and most of the value that is created is returned to HYPE holders through programmatic buybacks. We look forward to continuing to support the ecosystem as Hyperliquid becomes the infrastructure to house all of finance.”

Key Highlights (as of or for the Fiscal Year Ended June 30, 2026):

•
Raised $647 million in equity capital through committed equity facility.
•
Increased treasury from initial 12.5 million to 29.3 million HYPE tokens.
•
Created fortress balance sheet, with $149.9 million in cash and cash like instruments[1] and zero debt.
•
Launched Hyperliquid Strategies x Unit validator, the third largest Hyperliquid validator.[2]

Hyperliquid Ecosystem Momentum[3]

Momentum continues to build around the adoption of the blockchain by the global finance system. Proven product-market fit and successful use cases involve the accelerating adoption of perpetual futures, stablecoins, onchain real world assets (“RWA”) and prediction markets.

Hyperliquid is at the forefront of all of these developments with a dominant market presence in the onchain trading of perpetual futures, a hallmark revenue share arrangement associated with stablecoin usage on its trading platform, a quickly expanding range of RWA perps that is starting to serve as a credible source of price discovery when traditional markets are closed, and an emerging presence in prediction markets.

Hyperliquid continues to generate an increasingly diversified stream of fees (with about $945 million in value accruing to the Hyperliquid ecosystem for the 12 months ended June 30, 2026[4]), processing billions in daily trading volumes, with much of the value generated by the Hyperliquid ecosystem directly accruing to the HYPE token through programmatic HYPE token buybacks.

As a result, the HYPE token appreciated about 77% during the quarter ended June 30, 2026, while the total digital asset market capitalization declined approximately 13%.

Recent key developments within the Hyperliquid ecosystem include:

•
Record share of the global derivatives market.Hyperliquid's share of global perpetual futures volume, including centralized exchanges, reached an all-time high of approximately 9.4% as of June 30, 2026[5]and Hyperliquid accounted for about 63% of all decentralized perpetuals open interest as of August 23, 2026[6] — more than five times its nearest competitor.
•
Real-world asset perps scaled from experiment to core market. In July 2026, RWA markets exceeded 50% of weekly platform volume for two consecutive weeks6, and HIP-3 open interest surpassed $4 billion for the first time during the month of August 2026[7].
•
Institutional distribution built directly on Hyperliquid. In July 2026, VALR became the first major regulated centralized exchange to build on Hyperliquid, launching more than 200 perpetual markets using Hyperliquid for execution and liquidity.
•
New product categories delivered. outcome markets went live in May 2026, expanding in the same quarter to multi-outcome and macroeconomic event contracts; portfolio margin entered beta, enhancing capital efficiency across perpetuals, spot and outcome markets.
•
A new, non-trading revenue stream for the protocol. Following the May 2026 arrangement under which Coinbase became the official treasury deployer of USDC on Hyperliquid, the protocol's aligned quote asset framework directs approximately 90% of cost-adjusted reserve yield on USDC held on the platform back to the protocol.

Subsequent to the quarter end, Hyperliquid's total open interest reached a record of approximately $13 billion as of August 23, 20266; HYPE was included among the five largest constituents of the S&P Pantera Digital Asset Index at its launch on July 21, 2026; and permissionless deployment of outcome markets went live on testnet.

On August 19, 2026, in public remarks, the President of the United States stated that the Chairman of the Commodity Futures Trading Commission is working to bring Hyperliquid into the United States in a fully compliant and legal fashion.[8]

HSI Financial Highlights for Fiscal Year Ended June 30, 2026:

•
Balance Sheet:
o
Total assets of $2,060.0 million as of June 30, 2026, including $149.9 million in cash and cash like instruments[9] and $1,904.1 million in HYPE tokens (based on a June 30, 2026 HYPE price of $65.04 per HYPE token, representing approximately 29.28 million tokens held).
o
Strong balance sheet with $1,872.9 million in stockholders’ equity and no debt.
•
Income Statement (twelve months ended June 30, 2026):
o
$9.5 million in staking revenue and validator commissions from HYPE holdings.
o
$2.7 million in interest income.
o
$14.0 million in SG&A and R&D expenses.
o
$305.5 million in net income.
o
Net income primarily comprised of:
▪
$709.9 million in net unrealized gains on HYPE tokens, off-set by a one-time loss on HYPE tokens contributed at the completion of the business combination of $169.2 million.
▪
$35.6 million in one-time IPR&D write-offs related to the acquisition of the legacy Sonnet business.

▪
$183.5 million in deferred tax expense.

Update on Treasury Strategy Progress (as of August 19, 2026):

•
Capital Deployment[10]:
o
$773.4 million deployed to accumulate ~16.5 million HYPE tokens at average cost of $46.77, increasing total HYPE token holdings to 29.3 million.
o
$27.8 million deployed to repurchase ~5.8 million PURR shares at average cost of $4.80 per PURR share.
•
Capital Raising:
o
$646.6 million raised at an average issue price of $8.70 per PURR share under our committed equity facility.
•
Cash balance:
o
$132.6 million in remaining cash (including $12.0 million in USDC).

Webcast:

The Company will host an audio webcast with Q&A on Thursday, August 27, 2026, at 8:00 a.m. ET, featuring CEO David Schamis and CFO Brett Beldner. Register in advance here: https://hypestrat-earnings-fy-2026.open-exchange.net/.

Advance questions may be submitted to investors@hypestrat.xyz.

A replay will be available after the event at www.hypestrat.xyz.

About Hyperliquid Strategies Inc

Hyperliquid Strategies Inc (NASDAQ: PURR) is a digital asset treasury company whose primary focus is to maximize shareholder value through accumulating HYPE, the native token of Hyperliquid, a high-performance blockchain custom-built to house all of finance. HSI aims to provide capital-efficient and productive access to the HYPE token for U.S. and institutional investors, generating compounding shareholder returns that individual holders may not be able to replicate through staking, yield optimization, and active ecosystem engagement. HSI is currently the largest HYPE-focused digital asset treasury vehicle capitalizing on Hyperliquid’s rapid growth and providing exposure to one of the largest and fastest growing revenue pools in digital assets. For more information, please visit www.hypestrat.xyz.

Website Information:

The Hyperliquid Strategies Inc website (www.hypestrat.xyz) includes, among other information, a dedicated section tracking the Company's “Adjusted Net Asset Value” (the Company’s stockholders’ equity adjusted for, among other things, movements in cash, the value of the HYPE token and the number of HYPE tokens held).

This section is updated regularly, enhancing transparency for the Company’s stockholders and aligning with HSI's commitment to provide transparent, capital efficient and productive access to the HYPE token.

We use our website as a means of disclosing information that may be considered material, non-public information (including the information regarding our Adjusted Net Asset Value) and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, presentations and webcasts.

We may also use social media channels to communicate with our investors and the public about us and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the Company’s business, strategy and future plans, as well as certain statements regarding expected growth and developments with respect to Hyperliquid. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: changes in business, market, financial, political and regulatory conditions; risks relating to HSI’s operations and business, including the highly volatile nature of the price of HYPE tokens; the risk that HSI’s stock price will be highly correlated to the price of HYPE tokens and the price of HYPE tokens may decrease; risks related to increased competition in the industries in which HSI operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding HYPE tokens; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that HSI experiences difficulties managing its growth and expanding operations; challenges in implementing HSI’s business plan including HYPE token-related financial and advisory services, due to operational challenges, significant competition and regulation; and those factors discussed in the final prospectus/proxy statement (File No. 333-290034) filed by HSI with the SEC on October 27, 2025, and in subsequent filings and reports made by HSI with the SEC from time to time. While HSI may elect to update these forward-looking statements at some point in the future, HSI specifically disclaims any obligation to do so.

Investor Relations Contacts

investors@hypestrat.xyz

[1] Includes $12.0M in USDC.

[2] Excluding Hyper Foundation-related wallets.

[3]Information in this section is based on public information and has not been independently verified by HSI.

[4] Source: https://hl.eco/financials

[5] Source: https://hl.eco/vs-cex

[6] Source: https://defillama.com

[7] Source: https://hl.eco/hip-3

[8] No application, registration, exemptive relief or rulemaking involving Hyperliquid has been granted or, to HSI's knowledge, is pending before the CFTC, and no assurance can be given that any United States regulatory pathway for Hyperliquid will materialize.

[9] Includes $12.0 million in USDC, which is included on the balance sheet under Prepaids and Other Current Assets.

[10] Capital raising and deployment cover the period from inception (December 2, 2025) until August 19, 2026.